                                                                   EXHIBIT 10.24

                                LICENSE AGREEMENT


                                 BY AND BETWEEN

                                    TRW INC.,
                            SPACE & ELECTRONICS GROUP
                                 ONE SPACE PARK
                         REDONDO BEACH, CALIFORNIA 90278


                                       AND


                               TRW MILLIWAVE INC.

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT, made and entered into as of the 28th day of February, 2000 (the "Effective Date") by and between the Space & Electronics Group of TRW Inc., an Ohio corporation, having offices at One Space Park, Redondo Beach, California 90278 (hereinafter "TRW") and TRW Milliwave inc., a California corporation, having offices at 6425 Capitol Ave,, Diamond Springs, CA 95619 (hereinafter "MILLIWAVE").

     WHEREAS, TRW has developed, designed and manufactured certain kinds of microwave and millimeter wave modules, computer software and technical information for use in telecommunications services, and possesses certain proprietary rights, including without limitation patents, copyrights, trade secrets and know-how relating thereto; and

     WHEREAS, MILLIWAVE has been assisting TRW to develop, design, and manufacture certain kinds of microwave and millimeter wave modules; and

     WHEREAS, MILLIWAVE desires to obtain from TRW a license under TRW's patent rights, copyrights, trade secrets and know-how relating to such microwave and millimeter wave modules, computer software and technical information for specified fields of use; and

     WHEREAS, TRW is willing to grant such licenses for specified fields of use.

     THEREFORE, in consideration of the mutual premises herein contained and the mutual benefits to be derived therefrom, TRW and MILLIWAVE agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     The following words and phrases shall have the meanings set forth below unless the context requires a different meaning:

     1.1 AGREEMENT: This License Agreement.

     1.2 COMMERCIAL: Any item or event involving the transfer or sale of products where the transaction does not require qualification of the product to relevant specifications in, for example, Mil-M-38510, Mil-std-883, Mil-l-38534, Mil-I-38535 or similar specifications and subsequent versions issued by any agency of the United States government.

     1.3 LICENSED COMPUTER SOFTWARE: Computer Programs (a set of instructions, rules, or routines, recorded in a form that is capable of causing a computer to perform a specific operation or series of operations, which includes the source code, source code listings, object code, object code listings and flow charts) that are included within the Licensed Products or used in the testing of Licensed Products.

     1.4 INTELLECTUAL PROPERTY RIGHTS: The Licensed Patent Rights and all present and future worldwide copyrights, trademarks, trade secrets, industrial rights, moral rights and contract rights.

     1.5 LICENSED PATENT RIGHTS: (a) TRW's presently existing patents and filed patent applications, and any patent and patent applications filed by TRW after the Effective Date to protect inventions relating to Licensed Products conceived or first actually reduced to practice prior to the Effective Date, and any United States and foreign patents which issue from any continuations, continuations-in-part, divisionals or substitutions thereof, and all extensions, reexaminations, renewals and reissues therefrom, and all rights to bring an action against any person to recover damages or profits resulting from infringement of the foregoing (collectively, the "Licensed Existing Patent Rights"); and (b) TRW's United States and foreign patents and patent applications filed by TRW to protect inventions relating to Licensed Products conceived subsequent to the Effective Date but prior to the date one (1) year after the Effective Date, and any United States and foreign patents which issue from any continuations, continuations-in-part, divisionals or substitutions thereof, and all extensions, reexaminations, renewals and reissues therefrom, and all rights to bring an action against any person to recover damages or profits resulting from infringement of the foregoing (collectively, the "Licensed Future Patent Rights").

     1.6 LICENSED TECHNOLOGY: Licensed Products, Licensed Computer Software and Licensed Technical Information.

     1.7 LICENSED FIELD: The design, development, modification,enhancement, manufacture (or having made), reproduction, use, testing, marketing, public display, offering to sell, sale, distribution, importing, exporting, service, and repair of Licensed Products, including the sale of spare parts for or spare complete Licensed Products by MILLIWAVE, for Commercial customers for use in terrestrial applications or applications located up to, and including, Thirty-thousand (30,000) feet above the surface of the earth. The term specifically excludes the design, development, modification, enhancement, manufacture (for having made), reproduction, use, testing, marketing, public display, offering to sell, sale, distribution, importing, exporting, service and repair of Licensed Products for use in systems located more than Thirty-thousand (30,000) feet above the surface of the earth.

     1.8 LICENSED PRODUCTS: Microwave and millimeter wave modules useful in telecommunications services, both at a base station and/or at a customer station, and that were designed and/or developed for the following customers at the following frequencies, and which were referred to by the associated pseudonyms:

-------------------------- ---------------------- ----------------------------
       PSEUDONYM                 CUSTOMER              FREQUENCY
-------------------------- ---------------------- ----------------------------
          RATS                    Nokia                  18 GHz
-------------------------- ---------------------- ----------------------------
          RATS                    Nokia                  23 GHz
-------------------------- ---------------------- ----------------------------
          RATS                    Nokia                  26 GHz
-------------------------- ---------------------- ----------------------------
          RATS                    Nokia                  38 GHz
-------------------------- ---------------------- ----------------------------
          Lynx                    Nokia                    --
-------------------------- ---------------------- ----------------------------
       BTR / CTR                  Nortel                 24 GHz
-------------------------- ---------------------- ----------------------------
       BTR / CTR                  Nortel                 26 GHz
-------------------------- ---------------------- ----------------------------
        BTR/CTR                   Nortel                 28 GHz
-------------------------- ---------------------- ----------------------------
          MICE                    Nokia                  58 GHz
-------------------------- ---------------------- ----------------------------
         The term specifically does not include any TRW MMICs.

     1.9 LICENSED TECHNICAL INFORMATION: All documentation, trade secrets, know-how, or other information relating to TRW's Licensed Products and/or processes for the manufacture of Licensed Products, whether or not it is considered proprietary or a trade secret by TRW including, without limitation, data and information contained in reports, documents, drawings and graphs, schematics, manuals, files and notes in any medium or representation, electronic or otherwise, The term specifically excludes any technical information relating to or concerning TRW's MMICs.

     1.10 MMIC: Monolithic Microwave Integrated Circuit.

     1.11 TRANSFER: any mortgage, pledge, transfer, sale, assignment or other disposition, whether voluntary, by operation of law (including by merger) or otherwise, of a party's rights hereunder.

                                    ARTICLE 2
                                     LICENSE

     2.1 LICENSE: TRW hereby grants to MILLIWAVE, subject to the terms and conditions of this Agreement, a fully paid up, royalty free worldwide right and license under all of its Intellectual Property Rights to (a) design, develop, modify, enhance, reproduce, manufacture (or have made), use, test, sell, offer to sell, market, publicly display, distribute, import, export, service, and repair Licensed Products in the Licensed Field and (b) practice any method or process covered by the Licensed Patent Rights involved in the manufacture or use of the Licensed Technology.

         2.1.1 Except as set forth in Section 2.4 hereof, the license granted in this Section 2.1 shall be exclusive as to all parties, including TRW, for Licensed Products in the Licensed Field.

         2.1.2 The license granted in this Section 2.1 shall be perpetual, subject to the termination for default provisions set forth in Section 9.

         2.1.3 The license granted in this Section 2.1 is effective as of the Effective Date.

         2.1.4 MILLIWAVE shall have the right to assign the licenses granted in this Section 2.1 to responsible parties, but only in accordance with the provisions of Article 13 herein.

         2.1.5 MILLIWAVE shall not have the right to grant sublicenses under the licenses granted in this Section 2.1

         2.1.6 The license granted in this Section 2.1 with respect to the Licensed Technical Information portion of the Licensed Technology is a continuing license that extends automatically without any further action on the part of TRW or MILLIWAVE to (i) any modification, update, change or other improvement to the Licensed Technical Information that is made by TRW after the Effective Date and before a date one (1) year after the Effective Date; and (ii) any discovery, development or other invention made by TRW after the Effective Date but prior to one (1) year after the Effective Date that constitutes new Licensed Technical Information.

     2.2 FUTURE TECHNOLOGIES: Except with respect to the Licensed Future Patent Rights, and as otherwise specified in Section 2.1.6, rights and licenses to future TRW technologies applicable to the Licensed Products are not granted to MILLIWAVE by this Agreement.

     2.3 EXCLUSION: Except as otherwise provided in this Agreement, the licenses and rights granted hereunder shall not be interpreted as granting or implying the grant of rights in any other invention or technical information of either party. Specifically, MILLIWAVE is granted absolutely no license to any TRW MMICs.

     2.4 TRW RESERVATIONS: TRW reserves unto itself the non-exclusive right to utilize the Intellectual Property Rights associated with the Licensed Technology to manufacture, have manufactured, use, test, sell, service, and repair Licensed Products in the Licensed Field; provided, however that this reservation concerning the Licensed Products in the Licensed Field (i) shall be limited to servicing Nokia and Nortel in the event that TRW reasonably determines that MILLIWAVE is unable to fulfill its contractual obligations with respect to one or both of those customers and (ii) shall not be assignable or sublicensable except as is necessary to have a third party perform work or produce items for Nokia and/or Nortel on behalf of TRW.

     2.5 MAINTENANCE OF PATENTS: TRW shall retain the right to manage and control the prosecution and maintenance of patent applications and patents included in the Licensed Patent Rights, and shall have sole financial responsibility for patent acquisition or maintenance of the Licensed Patent Rights to the extent it elects, in its sole discretion, to pursue the same. In the event TRW determines that it no longer deems it necessary or desirable to prosecute a patent application or maintain a patent included in the Licensed Patent Rights in any country, TRW shall notify MILLIWAVE not less than forty five (45) days prior to the abandonment of the patent application or the final due date for the payment of the maintenance fee. In such event, MILLIWAVE may obtain an assignment of the patent application or patent promptly upon notifying TRW and providing it with appropriate assignment documents in a form ready to be executed by it, and thereafter MILLIWAVE shall own all right, title and interest in the same and shall have the right to (and the sole financial responsibility for) management and control of the prosecution and maintenance of such patent applications and patents. Any assignment of any patent or patent application pursuant to this Section 2.6 shall include a royalty-free, fully paid up non-exclusive license to TRW under such patent or application to design, develop, manufacture, have manufactured, use, test, sell, market, service, and repair any products both within the Licensed Field (but solely as it pertains to the servicing of Nokia and Nortel only) and outside of Licensed Field.

     2.6 ENFORCEMENT OF PATENT RIGHTS:

         2.6.1 If either party hereto learns at any time during the term of this Agreement of any actual or threatened infringement by any other person of any enforceable Licensed Patent Rights owned by or licensed to the other party after the Effective Date, that party shall give notice of that infringement or threatened infringement to the other party. The parties shall then consult together as to the best course of action to pursue in response to such potential infringement, but neither party shall be obligated to institute legal action at its own expense. A good faith failure by one party to provide such notice to the other party shall not be deemed a breach of this Agreement and shall not give rise to a right of action by other party.

         2.6.2 In the event that the parties do not reach an agreement as contemplated by Section 2.6.1 hereof as to the best course of action to pursue with respect to a potential infringement (i) TRW shall have the right, but not the obligation, to institute legal action, through counsel of its own choosing and at its sole expense, to restrain any infringement or threatened infringement, or to recover damages therefor, of its enforceable Licensed Patent Rights, and (ii) MILLIWAVE shall have the right, but not the obligation, to institute legal action, through counsel of its own choosing and at its sole expense, to restrain any infringement or threatened infringement, or to recover damages therefor, of its enforceable Licensed Patent Rights in the Licensed Field. The party that bears the expenses of pursuing legal action against a third party infringer shall be entitled to any damages, lost profits or other monies recovered by judgment, decree, settlement, arbitration or otherwise, resulting from such legal action.

         2.6.3 In the event that one party elects to institute legal action against a third party infringer, the other party shall fully cooperate in the prosecution of such action including joining as a party in suit when necessary to acquire standing to institute legal action pursuant to this
     Section 2.6; provided, however, that such other party shall be reimbursed for all reasonable out-of-packet expenses incurred in providing such cooperation including its reasonable legal fees and expenses. The electing party shall reimburse the other party for all such expenses within thirty
     (30) days after its receipt of an invoice from the other party that describes such expenses in reasonable detail, with supporting documentation as appropriate.

                                    ARTICLE 3
                         LICENSED TECHNICAL INFORMATION

     3.1 LICENSED TECHNICAL INFORMATION: Except as set forth in Sections 3.5, TRW shall not be obligated to reduce to a tangible medium of expression any Licensed Technical Information.

     3.2 DELIVERY OF LICENSED TECHNICAL INFORMATION: The Licensed Technical Information has previously been delivered to MILLIWAVE. In addition, TRW shall furnish to MILLIWAVE, as requested by MILLIWAVE, copies of such existing documents and other information as are reasonably necessary for MILLIWAVE to understand the design and/or manufacturing processes for the manufacture of the Licensed Products, and once delivered, such documents and other information shall be included within Licensed Technical Information. TRW shall deliver to MILLIWAVE one legible copy of each issued patent and all patent applications included in the Licensed Patent Rights promptly following the Effective Date. TRW shall also promptly furnish MILLIWAVE a copy of all patent applications filed and patents issued after the Effective Date that are included in the Licensed Patent Rights.

     3.3 USE AND NONDISCLOSURE: MILLIWAVE shall not use or permit the use of Licensed Technical Information for any purpose not authorized by this Agreement, MILLIWAVE shall hold in confidence, and shall not disclose or communicate or permit to be disclosed or communicated to any third person, any Licensed Technical Information which is furnished to MILLIWAVE hereunder, except to third parties who have executed an agreement with MILLIWAVE with confidentiality obligations no less protective than those set forth herein, MILLIWAVE shall take or cause to be taken all necessary precautions to the same extent that it would with its own technical information, but in no event less than a reasonable standard of care, to prevent the disclosure or communication of Licensed Technical Information to unauthorized third parties.

     3.4 UPDATES OF LICENSED TECHNICAL INFORMATION: TRW shall be under no obligation to deliver to MILLIWAVE any modifications or additions to Licensed Technical Information unless such modifications or additions occur within one
(1) year of the Effective Date; in such case, such modifications or additions shall be delivered in writing to MILLIWAVE in a reasonable time after the applicable documents have been generated, and shall be included within Licensed Technical Information.

     3.5 RESTRICTIONS: The rights granted MILLIWAVE herein cover only Licensed Technology for use as licensed hereunder, and MILLIWAVE agrees that it shall not, during the term of this Agreement, manufacture, sell, lease or otherwise dispose of any Licensed Technology or parts thereof embodying any of the Licensed Patent Rights except insofar as the application thereof is expressly provided for under this Agreement.

                                    ARTICLE 4
                                  IMPROVEMENTS

     For the period from the Effective Date until the date one year after the Effective Date, MILLIWAVE agrees that any modifications or improvements in the Licensed Products, or the Licensed Technology made by MILLIWAVE, including any inventions, shall, to the extent applicable to the design, manufacture or sale of Licensed Products to either Nokia or Nortel, be made known to TRW in the form of drawings, written descriptions, or other data, and TRW shall have a royalty free, non-exclusive right to use such modifications or improvements, including any inventions for (i) the limited purposes described in Section 2.4 hereof and (ii) any use outside of the Licensed Field. Such disclosures of modifications and improvements will be made to TRW in writing on a quarterly basis. MILLIWAVE further agrees to inform TRW on a quarterly basis in writing of any of MILLIWAVE's patents and patent applications relating to such modifications, improvements or inventions. If, in countries selected by TRW, MILLIWAVE decides it shall not file applications for, or maintain patents upon, MILLIWAVE's modifications, improvements or inventions, then TRW shall have the right to do so at its expense and such applications and patents shall be and become its property, provided MILLIWAVE shall continue to have the right to make use thereof on a non-exclusive basis in the Licensed Field. MILLIWAVE shall use its best efforts to have executed such application papers and assignments as TRW may request in connection with such patents, The provisions of this Article 4 shall survive termination or expiration of this Agreement insofar as the rights of the parties to use such improvements, modifications, inventions and patents are concerned.

                                    ARTICLE 5
                 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

     5.1 REPRESENTATIONS AND WARRANTIES of TRW: TRW represents and warrants to MILLIWAVE as follows:

         5.1.1 As of the Effective Date, TRW is the owner of all Patent Rights and Licensed Technical Information licensed in this Agreement in existence as of the Effective Date.

         5.1.2 As of the Effective Date, TRW has all requisite power and authority to enter into and execute this Agreement, to grant the licenses provided herein and to perform its obligations hereunder.

         5.1.3 This Agreement constitutes a legal, valid and binding obligation of TRW, enforceable against TRW in accordance with its terms.

         5.1.4 There are no agreements, assignments or encumbrances that would conflict with the terms and conditions herein, except for any encumbrances which would not materially affect MILLIWAVE's ability to prosecute and use the Licensed Technologies. Neither the execution and delivery of this Agreement nor the performance by TRW of any of its obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Regulations of TRW, as amended.

         5.1.5 No royalties or fees have been paid by TRW to other persons by reason of TRW's ownership of the Intellectual Property Rights associated with the Licensed Technology.

         5.1.6 As of the Effective Date there is no pending or, to the actual knowledge of TRW, threatened claim, litigation or rendered decision, judgment or holding against TRW concerning: (i) any claims of ownership by TRW to any of the Intellectual Property Rights associated with the Licensed Technology; (ii) the validity, registrability or enforceability of any of the Intellectual Property Rights associated with the Licensed Technology;
     (iii) the license of any Intellectual Property Rights associated with the Licensed Technology to MILLIWAVE; or (iv) the Commercial manufacture, use or sale of any Licensed Product as a violation of the intellectual property rights of any other person.

     5.2 TRW'S RIGHTS: TRW does not make any representation or warranty as to the validity of the Patent Rights or that the manufacture, use or sale of Licensed Products shall not infringe the intellectual property rights of third parties.

     5.3 REPRESENTATIONS AND WARRANTIES OF MILLIWAVE: MILLIWAVE represents and warrants to TRW as follows:

         5.3.1 MILLIWAVE has all requisite power and authority to enter into and execute this Agreement and to perform its obligations hereunder.

         5.3.2 This Agreement constitutes a legal, valid and binding obligation of MILLIWAVE, enforceable against MILLIWAVE in accordance with its terms.

         5.3.3 MILLIWAVE has not entered into any agreements with third parties that would conflict with the terms and conditions herein. Neither the execution and delivery of this Agreement nor the performance by MILLIWAVE of its obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default, under the Articles of Incorporation or By-Laws of MILLIWAVE, as amended.

     5.4 LIMITATION OF LIABILITY: TRW does not assume any responsibility, nor does TRW give any warranties to MILLIWAVE, of any nature whatsoever, with respect to the ability of MILLIWAVE to construct successfully Licensed Products using the Licensed Technical Information or Patent Rights. TRW'S WARRANTY OBLIGATIONS AND MILLIWAVE'S REMEDIES THEREUNDER ARE SOLELY AND EXCLUSIVELY AS STATED HEREIN.

     5.5 EXCLUSION: THE WARRANTIES PROVIDED IN THIS ARTICLE 5 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY EXCLUDED. EACH PARTY'S WARRANTY OBLIGATIONS AND REMEDIES ARE SOLELY AND EXCLUSIVELY AS STATED IN THIS ARTICLE 5. IN NO CASE SHALL TRW OR MILLIWAVE BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER ARISING IN CONTRACT, WARRANTY, TORT, INCLUDING NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY. TRW DOES NOT MAKE ANY WARRANTY AS TO THE VALIDITY OR ENFORCEABILITY OF THE LICENSED PATENT RIGHTS.

     5.6 INDEMNITY:

         5.6.1 TRW agrees to defend, indemnify and hold harmless MILLIWAVE and its directors, officers, agents and employees for any and all losses, costs, liabilities or expenses (including without limitation reasonable attorneys' and expert witnesses' fees) incurred or arising from any third party claim based upon any breach of TRW's representations or warranties made in Section 5.1.

         5.6.2 MILLIWAVE agrees to defend, indemnify and hold harmless TRW and its directors, officers, agents and employees for any and all losses, costs, liabilities or expenses (including without limitation reasonable attorneys' and expert witnesses' fees) incurred or arising from any third party claim based upon any breach of the representations or warranties made in Section 5.2.

         5.6.3 All defense and indemnity obligations arising under this Agreement will be contingent upon the indemnified party: (a) providing to the indemnifying party prompt notice of any claim, action or proceeding giving rise to an indemnifiable event; (b) granting to the indemnifying party sole control of the defense and/or settlement negotiations (except that the indemnified party's prior written consent will be required for any settlement that reasonably can be expected to require a material affirmative obligation of, or result in any ongoing material liability to, the indemnified party); and (c) providing reasonable cooperation and, at the expense of the indemnifying party, assistance in the defense or settlement.

                                    ARTICLE 6
                              TERM AND TERMINATION

     This Agreement shall commence on the Effective Date, and shall remain in effect unless and until this Agreement is terminated for default in accordance with Section 9.2.

                                    ARTICLE 7
                                 EXCUSABLE DELAY

     7.1 NOTICE: If either TRW or MILLIWAVE is unable to perform any of their respective obligations as herein provided then the party whose performance is prevented or delayed shall give the other party notice thereof as soon as reasonably possible under the circumstances and information regarding the cause or reason therefor.

     7.2 EXCUSABLE DELAY: If either TRW or MILLIWAVE is unable to perform any of their respective obligations as herein provided due to any circumstances beyond its reasonable control, but not due to its negligence (including but not limited to strikes, war, an act of God, a public enemy, interference by any civil or military authority, inability to secure governmental approval, materials or services or similar cause) and gives notice to the other as provided in Section 8.1, then the time of performance of any such obligation shall be extended for a period equal to the number of days during which performance thereof was delayed due to such circumstances, and during such period such party shall not be deemed in default of this Agreement.

                                    ARTICLE 8
                           NOTICES AND LEGAL ADDRESSES

     All notices required or permitted under this Agreement shall be made by fax, confirmed by letter, to the appropriate party at the fax numbers and addresses specified below (or at such other address as a party will specify in writing):

MILLIWAVE:        TRW Milliwave Inc.
                  6425 Capitol Ave.
                  Diamond Springs, CA 95619
                  Telecopy: 530-642-8002
                  Attention: General Manager

TRW:              TRW Inc,
                  Space & Electronics Group
                  One Space Park
                  Redondo Beach, California 90278
                  Telecopy: 310-813-4115
                  Attention: Vice President and General Manager
                             Telecommunication Programs Division

                                    ARTICLE 9
                             TERMINATION FOR DEFAULT

     9.1 TERMINATION:

         9.1.1 Either party may terminate this Agreement upon thirty (30) days written notice to the other party if the other party fails to pay any sum due and payable hereunder within ten (10) days after same has become due and payable and such failure continues for fifteen (15) days after written notice from the payee;

         9.1.2 MILLIWAVE may terminate this Agreement if TRW is unable to fulfill its obligations under this Agreement as a result of: (a) liens, claims, charges or encumbrances in existence as of the Effective Date or arising as a result of TRW's execution or performance of this Agreement;
     (b) TRW's failure to obtain all consents, approvals or authorizations of other persons necessary as of the Effective Date in order to grant the licenses provided for herein; (c) TRW's failure to make all filings, notifications and registrations with all governmental authorities, if any, necessary as of the Effective Date in order to grant the licenses provided for herein; or (d) any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable as of the Effective Date to TRW or the Licensed Technology, and such inability continues for a period of thirty (30) days after written notice from MILLIWAVE specifying such failure, provided that if the failure be such that it cannot with due diligence be cured within such thirty (30) day period, then TRW shall have such longer period, not to exceed thirty (30) additional days, as shall be reasonably necessary to cure such failure so long as TRW is acting in good faith and with due diligence;

         9.1.3 Either party may terminate this Agreement upon thirty (30) days written notice if the other party fails to perform any other material covenant or obligation required to be performed by such party hereunder and such failure continues for a period of thirty (30) days after written notice from the nondefaulting party specifying such failure, provided that if the failure be such that it cannot be cured solely by the payment of money and cannot with due diligence be cured within such thirty (30) day period, then the notified party shall have such longer period, not to exceed ninety (90) additional days, as shall be reasonably necessary to cure such failure so long as such party is acting in good faith and with due diligence;

         9.1.4 Either party may terminate this Agreement upon written notice to the other party if the other party (i) shall commence a voluntary case or other proceeding seeking dissolution, liquidation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official, or (ii) shall consent to any such relief or to the appointment of, or taking possession by, such official in any voluntary case or other proceeding commenced against it; or

         9.1.5 Either party may terminate this Agreement upon written notice to the other party if any involuntary case or other proceeding shall be commenced against the other party seeking dissolution, liquidation or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official of it or any substantial part of its property, if such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

     9.2 COMPENSATION: Each party hereby expressly agrees and acknowledges that termination of this Agreement by either party for default shall not entitle the other party to any termination compensation or to any payment in respect of any goodwill established during the term of this Agreement or render the party liable for damages on account of any loss of prospective profits or on account of any expenditure, investment or obligation incurred or made by the parties, or otherwise.

     9.4 EFFECTS OF TERMINATION: If this Agreement is terminated by TRW for MILLIWAVE's default in accordance with Sections 9.1.1, 9.1.3, 9.1.4 or 9.1.5, then MILLIWAVE shall discontinue the use of the Licensed Technology and shall return to TRW all Licensed Technology furnished to or otherwise made available to MILLIWAVE hereunder. If this Agreement is terminated by MILLIWAVE for TRW's default in accordance with Section 9.1, then the term of all licenses granted to MILLIWAVE herein will become perpetual and irrevocable.

                                   ARTICLE 10
                             SURVIVAL OF OBLIGATIONS

     Section 9.3 and Articles 5, 10 and 12 shall survive the termination and expiration of this Agreement.

                                   ARTICLE 11
                     SUBLICENSES, ASSIGNMENTS AND TRANSFERS

     11.1 COMPLIANCE WITH ASSIGNMENT RESTRICTIONS: Neither party may Transfer any of its rights or obligations under this Agreement in whole or in part or delegate any of its obligations or duties hereunder to any person except in accordance with the terms of this Agreement.

     11.2 MILLIWAVE TRANSFER OF LICENSE: MILLIWAVE may Transfer all license rights granted to it herein to any person or entity but only in connection with the sale or Transfer of all or substantially all of the assets of MILLIWAVE that pertain to the use of Licensed Products in the Licensed Field. Upon Transferring the license rights granted to MILLIWAVE herein in accordance with this Section 11.2, MILLIWAVE shall notify TRW by delivering to TRW a written undertaking executed by the transferee under which such transferee acknowledges that the rights it is acquiring from MILLIWAVE are limited to the Licensed Field in accordance with this Agreement.

     11.3 EFFECT OF NON-COMPLIANCE: Any purported sublicense or Transfer in contravention of this Agreement shall be null and void and of no force or effect.

                                   ARTICLE 12
                                  MISCELLANEOUS

     12.1 HEADINGS: The headings and titles to the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

     12.2 REMEDIES: Unless otherwise expressly provided herein, the rights and remedies hereunder are in addition to, and not in limitation of, other rights and remedies under the Agreement, and exercise of one right or remedy shall not be deemed a waiver of any other right or remedy.

     12.3 MODIFICATION - WAIVER: No cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically Set forth in a writing signed by the party to be bound thereby and specifically referencing this Agreement. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

     12.4 ENTIRE AGREEMENT: This Agreement supersedes all other agreements, oral or written, heretofore made with respect to the subject hereof and the transactions contemplated hereby and contains the entire agreement of the parties.

     12.5 CONTROLLING LAW: All questions concerning the validity and operation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, United States of America applicable to contracts entered into and wholly to be performed in the State of California.

     12.6 SUCCESSORS AND ASSIGNS: The provisions of this Agreement shall be binding upon and inure to the benefit of TRW and MILLIWAVE and their respective successors and assigns, but this provision shall not be deemed to expand or otherwise affect the limitations on assignment and sublicensing set forth in
Article 11.

     12.7 COUNTERPARTS: This Agreement has been executed in several counterparts, each of which shall be deemed to be an original copy hereof.

     12.8 GOVERNMENT REGULATIONS: This Agreement is subject to all the laws and regulations, and other administrative acts, now or hereinafter in effect, of the United States Government and its departments and agencies. Licensed Technical Information, any Licensed Product, component, or spare part, are not authorized to be directly or indirectly sold, leased, released, assigned, transferred, conveyed, or in any manner disposed of in or to any country where such sale, lease, assignment, transferal, conveyance or use, is regulated by the United States Government without first obtaining any necessary approvals of the United States Government.

     12.9 INDEPENDENT CONTRACTORS: The relationship established between the parties by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to constitute the parties as partners, joint venturers, co-owners, franchisers or otherwise as participants in a joint or common undertaking for any purpose whatsoever.

     12.10 SEVERABILITY: If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first set forth above.

     TRW Inc.
     Space & Electronics Group

     By:
         ----------------------------------------------------------

     TRW Milliwave Inc.

     By:
         ----------------------------------------------------------